Exhibit 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements on:

1.	Form S-8 No. 333-176210, pertaining to the Accelrys, Inc. 2011 Stock Incentive Plan,

2.	Form S-8 No. 333-168656, pertaining to the Symyx Technologies, Inc. 2007 Stock Incentive Plan, as amended,

3.
Form S-8 No. 333-168642, pertaining to the Symyx Technologies, Inc. 2007 Stock Incentive Plan, as amended, Intellichem, Inc. 2003 Stock Option Plan, as amended, Symyx Technologies, Inc. 2001 Nonstatutory Stock Option Plan, Synthematix, Inc. Amended and Restated 2000 Equity Compensation Plan and Symyx Technologies, Inc. 1997 Stock Plan, as amended,

4.	Form S-4 No. 333-166524 and related prospectus, pertaining to the registration of shares of Accelrys, Inc. common stock,

5.	Form S-8 No. 333-161150, pertaining to Stock Option Agreement (for Stand-Alone Inducement Award to Scipio “Max” Carnecchia)

6.	Form S-8 No. 333-127884, pertaining to the Accelrys, Inc. Amended and Restated 2004 Stock Incentive Plan and Accelrys, Inc. 2005 Employee Stock Purchase Plan,

7.	Form S-8 No. 333-120674, pertaining to the Accelrys, Inc. 2004 New-Hire Equity Incentive Plan,

8.	Form S-3 No. 333-119752 and related prospectus, pertaining to the registration of 1,374,390 shares of Accelrys, Inc. Common Stock,

9.	Form S-8 No. 333-101753, pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan,

10.	Form S-8 No. 333- 60532, pertaining to the Pharmacopeia, Inc. Employee Stock Purchase Plan,

11.	Form S-8 No. 333-54968, pertaining to the Pharmacopeia, Inc. 2000 Stock Option Plan,

12.	Form S-8 No. 333-39112, pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan and Pharmacopeia, Inc. 1995 Director Option Plan,

13.	Form S-3 No. 333-34478, as amended, and related prospectus, pertaining to the registration of 1,927,362 shares of Pharmacopeia, Inc. Common Stock,

14.	Form S-8 (Nos. 333-79577, 333-56883 and 333-20883), pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan, and

15.	Form S-8 No. 33-80341, pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan, Pharmacopeia, Inc. 1995 Director Option Plan and Pharmacopeia, Inc. Employee Stock Purchase Plan,
of our reports dated March 7, 2014, with respect to the consolidated financial statements and schedule of Accelrys, Inc., and the effectiveness of internal control over financial reporting of Accelrys, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.
/s/ ERNST & YOUNG LLP
San Diego, California
March 7, 2014